Exhibit 10.14

                             COMMERCE BANCORP, INC.
                        1994 EMPLOYEE STOCK OPTION PLAN


         1.    Purpose of the Plan

               The purpose of the 1994 Employee Stock Option Plan (the "Plan") is to provide additional incentive to officers and other key employees of Commerce Bancorp, Inc. ("Commerce") and each present or future parent or subsidiary corporation by encouraging them to invest in shares of common stock, par value $1.5625 per share ("Common Stock"), of Commerce and thereby acquire a proprietary interest in Commerce and an increased personal interest in Commerce's continued success and progress, to the mutual benefit of officers, employees and shareholders.

         2.    Aggregate Number of Shares

               1,000,000 shares of Commerce Common Stock shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Common Stock of Commerce by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Personnel Committee (defined in Section 4(a)), deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Personnel Committee. Re-acquired shares of Commerce Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Shares of Commerce Common Stock subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

         3.    Class of Persons Eligible to Receive Options

               All officers and key employees of Commerce and of any present or future Commerce parent or subsidiary corporation are eligible to receive an option or options under this Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Personnel Committee, in its sole discretion, except as otherwise specified in Section 4 hereof.

         4.    Administration of Plan

               (a) This Plan shall be administered by the Personnel Committee ("Committee") appointed by Commerce's Board of Directors. The Committee shall consist of a minimum of three members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended, of the Securities and Exchange Commission (the "SEC") or any future corresponding rule. The Committee, in addition to its other authority and subject to the provisions of this Plan, shall determine which individuals shall be granted an option or options, whether the option shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 5(a)), the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability, and, subject to Section 5 hereof, the price at which each of the options is exercisable and the duration of the option.

               (b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Committee or the Board of Directors, or for the acts or omissions of any other members of the Committee or the Board of Directors. Subject to the numerical limitations on Committee membership set forth in Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of this Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors, if it so desires.

         5.    Incentive Stock Options and Non-Qualified Stock Options

               (a) Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) hereof or Non-Qualified Stock Options granted pursuant to Section 5(c) hereof, as determined by the Committee. An "Incentive Stock Option" is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, and a "Non-Qualified Stock Option" is an option which either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options issued under this Plan shall be equal at least to the fair market value (as defined below) of Commerce's Common Stock on the date of the grant of the option as determined by the Committee in accordance with its interpretation of the requirements of
Section 422 of the Code and the regulations thereunder. The option price for Non-Qualified Stock Options issued under this Plan may, in the sole discretion of the Committee, be less than the fair market value of the Common Stock on the date of the grant of the option. If an Incentive Stock Option is granted to an individual who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all shares of stock of Commerce or any parent or subsidiary corporation of Commerce (a "10% Shareholder"), the option price shall not be less than 110 percent of the fair market value of Commerce's Common Stock on the date of grant of the option. The fair market value of Commerce's Common Stock on any particular date shall mean the last reported sale price of a share of Commerce's Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the NASDAQ National Market System, on such date, or if no sale took place on such day, the last such date on which a sale took place, or listed or admitted to trading on any stock exchange, the average of the bid and asked price in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Committee.

               (b) Subject to the authority of the Committee set forth in
Section 4(a) hereof, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall not be exercisable after the expiration date of ten years (five years in the case of 10% shareholders) from the date such options are granted, unless terminated earlier under the terms of the option. At the time of the grant of an Incentive Stock Option hereunder, the Committee may, in its discretion, modify or amend any of the option terms contained in Appendix I for any particular optionee, provided that the option as modified or amended satisfies the requirements of Section 422 of the Code and the regulations thereunder. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

               (c) Subject to the authority of the Committee set forth in
Section 4(a) hereof, Non-Qualified Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix II hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions as set forth therein. Non-Qualified Stock Options shall expire ten years and thirty days after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Committee may, in its discretion, modify or amend any of the option terms contained in Appendix II for any particular optionee.

               (d) Neither Commerce nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event: (i) an option granted pursuant to Section 5(b) hereof does not qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an Incentive Stock Option; or (iii) any option granted pursuant to Section 5(c) hereof is an "Incentive Stock Option."

         6.    Modification, Amendment, Suspension and Termination

               Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board of Directors of Commerce. The Board of Directors reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If a modification or amendment of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of Commerce in order to permit the granting of "Incentive Stock Options" (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholders of Commerce in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

         7.    Effectiveness of Plan

               This Plan shall become effective on the date of its adoption by Commerce's Board of Directors, subject however to approval by the holders of Commerce Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable before such shareholder approval is obtained.

         8.    General Conditions

               (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee right to continue in the employ of Commerce or any present or future parent, affiliated or subsidiary corporation or interfere in any way with the rights of Commerce or any present or future parent, affiliated or subsidiary corporation to terminate his employment in any way.

               (b) Corporate action constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

               (c) The terms "parent corporation" and "subsidiary corporation" as used throughout this Plan, and the options granted pursuant to this Plan shall (except as otherwise provided in the option form) have the respective meanings ascribed to such terms when contained in Section 422(b) of the Code and the regulations thereunder, and Commerce shall be deemed to be the grantor corporation for purposes of applying such meetings.

               (d) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

               (e) The use of the masculine pronoun shall include the feminine gender whenever appropriate.